Exhibit 99.1

FOR IMMEDIATE RELEASE
October 25, 2021

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

Bethesda, MD - October 25, 2021 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2021.

THIRD QUARTER 2021 FINANCIAL HIGHLIGHTS
•$0.37 comprehensive income per common share, comprised of:
◦$0.35 net income per common share
◦$0.02 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.75 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.33 per common share of dollar roll income associated with the Company's $30.3 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes less than $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$16.41 tangible net book value per common share as of September 30, 2021
◦Increased $0.02 per common share, or 0.1%, from $16.39 per common share as of June 30, 2021
•$0.36 dividends declared per common share for the third quarter
•2.3% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.02 increase in tangible net book value per common share

AGNC Investment Corp.
October 25, 2021

OTHER THIRD QUARTER HIGHLIGHTS
•$84.1 billion investment portfolio as of September 30, 2021, comprised of:
◦$53.7 billion Agency MBS
◦$28.3 billion net TBA mortgage position
◦$2.1 billion credit risk transfer ("CRT") and non-Agency securities 2
•7.5x tangible net book value "at risk" leverage as of September 30, 2021
◦7.5x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $5.2 billion as of September 30, 2021
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•22.5% portfolio CPR for the quarter
◦10.7% average projected portfolio CPR as of September 30, 2021
•2.19% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -1 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Includes $0.5 billion of forward settling non-Agency securities reported in derivative assets on the Company's accompanying balance sheet.

MANAGEMENT REMARKS
"We are very pleased with AGNC’s third quarter financial results, which benefited from relatively stable market conditions during the quarter," said Peter Federico, the Company’s President and Chief Executive Officer. "Our very attractive 9% dividend yield, coupled with a modest increase in tangible net book value in the third quarter, drove our strong economic return of 2.3%.
"There were several positive developments during the quarter for the Agency MBS market. Most importantly, the Federal Reserve communicated a potential timeline for the reduction in outright asset purchases. This guidance appears aligned with market expectations and did not precipitate a material mortgage spread or interest rate volatility event. Ultimately, this reaffirms our prior view that mortgage spread volatility should be limited because the Federal Reserve has been transparent and effective in setting expectations. In addition, with primary mortgage rates now well above the intra-year low point, the prepayment environment should be more benign going forward. Greater clarity from the Federal Reserve, moderately higher interest rates and slower prepayment expectations create a more favorable investment outlook for Agency MBS.
"While the investment backdrop for Agency MBS has improved, uncertainty remains with respect to the broader economic and interest rate landscape, particularly considering the ongoing improvement in the labor market and increasing inflationary pressures. We believe AGNC is well positioned for this environment with our balanced asset portfolio, significant hedge protection and very conservative leverage profile. Importantly, this position gives us considerable flexibility to take advantage of attractive investment opportunities as they arise."
"AGNC’s earnings remained very strong in the third quarter with net spread and dollar roll income totaling $0.75 per common share," said Bernice Bell, the Company’s Chief Financial Officer. "In

AGNC Investment Corp.
October 25, 2021

addition, favorable short-term funding and TBA dollar roll opportunities, coupled with stable hedge costs, drove improvement in our net interest spread during the quarter. Consistent with our strategy to operate with a more conservative risk profile in the current environment, tangible ‘at risk’ leverage at quarter end was 7.5x, down from 7.9x the previous quarter."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2021, the Company's tangible net book value per common share was $16.41 per share, an increase of 0.1% for the quarter compared to $16.39 per share as of June 30, 2021. The Company's tangible net book value per common share excludes $526 million, or $1.00 per share, of goodwill as of September 30, 2021 and June 30, 2021.

INVESTMENT PORTFOLIO
As of September 30, 2021, the Company's investment portfolio totaled $84.1 billion, comprised of:
•$82.0 billion of Agency MBS and TBA securities, including:
◦$81.7 billion of fixed-rate securities, comprised of:
•$48.2 billion 30-year MBS,
•$26.3 billion 30-year TBA securities,
•$3.1 billion 15-year MBS,
•$2.0 billion 15-year TBA securities, and
•$2.1 billion 20-year MBS; and
◦$0.3 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$2.1 billion of CRT and non-Agency securities, including $0.5 billion of forward settling non-Agency securities.
As of September 30, 2021, 30-year and 15-year fixed-rate Agency securities represented 89% and 6%, respectively, of the Company's investment portfolio, compared to 87% and 7%, respectively, as of June 30, 2021.
As of September 30, 2021, the Company's fixed-rate securities' weighted average coupon was 2.86%, compared to 2.93% as of June 30, 2021, comprised of the following weighted average coupons:
•2.89% for 30-year fixed-rate securities;
•2.60% for 15-year fixed rate securities; and
•2.52% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") and forward settling securities as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2021, the Company's TBA and forward settling non-Agency securities position had a fair value of $28.7 billion and a GAAP net carrying value of $(171) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $27.7 billion and $79 million, respectively, as of June 30, 2021.

AGNC Investment Corp.
October 25, 2021

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 22.5% for the third quarter, compared to 25.7% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of September 30, 2021 decreased to 10.7% from 11.6% as of June 30, 2021.
The weighted average cost basis of the Company's investment portfolio was 103.6% of par value as of September 30, 2021. Premium amortization cost for the Company's investment portfolio for the third quarter was $(106) million, or $(0.20) per common share, which includes "catch-up" premium amortization cost of $(2) million, or less than $(0.01) per common share, due to an increase in the Company's projected CPR estimates for certain securities acquired prior to the third quarter. This compares to a net premium amortization cost for the prior quarter of $(202) million, or $(0.38) per common share, including a "catch-up" premium amortization cost of $(71) million, or $(0.13) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 2.30% for the third quarter, compared to 1.73% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.32% for the third quarter, compared to 2.23% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 2.16%, compared to 2.15% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's repurchase agreements was 0.12%, compared to 0.13% for the prior quarter. For the third quarter, the Company’s TBA position had an implied financing benefit of (0.42)%, compared to a benefit of (0.33)% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the third quarter was a net benefit of (0.03)%, compared to a net cost of 0.06% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the third quarter was 2.19%, compared to 2.09% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.75 per common share, excluding less than $(0.01) per common share of "catch-up" premium amortization cost, compared to $0.76 per common share for the prior quarter, excluding $(0.14) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 25, 2021

LEVERAGE
As of September 30, 2021, $45.6 billion of repurchase agreements, $28.5 billion of net TBA dollar roll positions and $0.5 billion of forward settling non-Agency securities (at cost), and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.9 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA and forward settling non-Agency security positions and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.5x as of September 30, 2021, compared to 7.9x as of June 30, 2021. The Company's average "at risk" leverage for the third quarter was 7.5x tangible net book value, compared to 7.6x for the prior quarter.
As of September 30, 2021, the Company's repurchase agreements had a weighted average interest rate of 0.12%, compared to 0.11% as of June 30, 2021, and a weighted average remaining maturity of 70 days, compared to 54 days as of June 30, 2021. As of September 30, 2021, $19.8 billion, or 43%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of September 30, 2021, the Company's repurchase agreements had remaining maturities of:
•$32.6 billion of three months or less;
•$9.5 billion from three to six months; and
•$3.5 billion from six to twelve months.

HEDGING ACTIVITIES
As of September 30, 2021, interest rate swaps, swaptions and U.S. Treasury positions equaled 98% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 97% as of June 30, 2021.
As of September 30, 2021, the Company's interest rate swap position totaled $49.7 billion in notional amount, or unchanged from June 30, 2021. As of September 30, 2021, the Company's interest rate swap portfolio had an average fixed pay rate of 0.17%, an average receive rate of 0.05% and an average maturity of 4.2 years, compared to 0.18%, 0.06% and 4.4 years, respectively, as of June 30, 2021. As of September 30, 2021, 74% and 26% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of September 30, 2021, the Company had payer swaptions outstanding totaling $13.0 billion, compared to $11.5 billion as of June 30, 2021. As of September 30, 2021, the Company had net short U.S. Treasury positions outstanding totaling $10.2 billion, compared to $12.5 billion as of June 30, 2021.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net loss of $(45) million in other gain (loss), net, or $(0.09) per common share, compared to a net loss of $(621) million, or $(1.18) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:

AGNC Investment Corp.
October 25, 2021

•$(5) million of net realized losses on sales of investment securities;
•$(141) million of net unrealized losses on investment securities measured at fair value through net income;
•$(13) million of interest rate swap periodic costs;
•$70 million of net gains on interest rate swaps;
•$28 million of net gains on interest rate swaptions;
•$(14) million of net losses on U.S. Treasury positions;
•$175 million of TBA dollar roll income;
•$(142) million of net mark-to-market losses on TBA securities; and
•$(3) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the third quarter, the Company recorded other comprehensive income of $6 million, or $0.02 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $(77) million, or $(0.15) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of July 30, August 31, and September 30, 2021, respectively, totaling $0.36 per share for the quarter, which were paid on August 10, September 10, and October 12, 2021, respectively. Since its May 2008 initial public offering through the third quarter of 2021, the Company has declared a total of $11.0 billion in common stock dividends, or $43.96 per common share.
STOCK REPURCHASE PROGRAM
On October 21, 2021, the Company's Board of Directors replaced its existing stock repurchase plan that was due to expire on December 31, 2021 with a new plan to repurchase up to $1 billion of common stock through December 31, 2022.
The Company may repurchase shares in the open market or privately negotiated transactions or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company intends to repurchase shares of its common stock under the stock repurchase program only when the repurchase price is less than its then-current estimate of its tangible net book value per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $46,741, $49,686, $56,343, $53,698 and $55,711, respectively)	$53,517	$57,896	$63,286	$64,836	$66,556
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	226	245	270	295	323
Credit risk transfer securities, at fair value (including pledged securities of $534, $502, $406, $455 and $413, respectively)	1,072	1,105	1,073	737	653
Non-Agency securities, at fair value (including pledged securities of $380, $377, $414, $458 and $455, respectively)	578	553	868	546	512
U.S. Treasury securities, at fair value (including pledged securities of $645, $397, $0, $0 and $0, respectively)	645	397	—	—	—
Cash and cash equivalents	981	947	963	1,017	857
Restricted cash	464	623	813	1,307	1,557
Derivative assets, at fair value	402	381	698	391	130
Receivable for investment securities sold (including pledged securities of $252, $147, $0, $207 and $10, respectively)	272	147	50	210	10
Receivable under reverse repurchase agreements	9,617	11,979	16,803	11,748	8,625
Goodwill	526	526	526	526	526
Other assets	505	256	195	204	219
Total assets	$68,805	$75,055	$85,545	$81,817	$79,968
Liabilities:
Repurchase agreements	$46,532	$48,737	$55,056	$52,366	$54,566
Debt of consolidated variable interest entities, at fair value	134	148	165	177	192
Payable for investment securities purchased	1,821	3,697	2,512	6,157	5,887
Derivative liabilities, at fair value	178	14	589	2	13
Dividends payable	88	88	88	90	90
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	8,896	10,920	15,090	11,727	8,372
Accounts payable and other liabilities	477	783	681	219	128
Total liabilities	58,126	64,387	74,181	70,738	69,248
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538	1,489	1,489	1,489	1,489	1,489
Common stock - $0.01 par value; 524.9, 524.9, 524.9, 539.5 and 545.2 shares issued and outstanding, respectively	5	5	5	5	5
Additional paid-in capital	13,747	13,741	13,736	13,972	14,053
Retained deficit	(4,973)	(4,972)	(4,348)	(5,106)	(5,661)
Accumulated other comprehensive income	411	405	482	719	834
Total stockholders' equity	10,679	10,668	11,364	11,079	10,720
Total liabilities and stockholders' equity	$68,805	$75,055	$85,545	$81,817	$79,968

Tangible net book value per common share [1]	$16.41	$16.39	$17.72	$16.71	$15.88

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest income:
Interest income	$293	$249	$557	$235	$364
Interest expense	14	17	29	52	62
Net interest income	279	232	528	183	302
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(5)	25	(13)	133	346
Unrealized loss on investment securities measured at fair value through net income, net	(141)	(28)	(955)	(192)	(365)
Gain (loss) on derivative instruments and other securities, net	101	(618)	1,439	676	400
Total other gain (loss), net	(45)	(621)	471	617	381
Expenses:
Compensation and benefits	14	12	16	17	13
Other operating expense	8	10	8	8	8
Total operating expense	22	22	24	25	21
Net income (loss)	212	(411)	975	775	662
Dividend on preferred stock	25	25	25	25	25
Net income (loss) available (attributable) to common stockholders	$187	$(436)	$950	$750	$637

Net income (loss)	$212	$(411)	$975	$775	$662
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	6	(77)	(237)	(115)	70
Comprehensive income (loss)	218	(488)	738	660	732
Dividend on preferred stock	25	25	25	25	25
Comprehensive income (loss) available (attributable) to common stockholders	$193	$(513)	$713	$635	$707

Weighted average number of common shares outstanding - basic	526.7	526.6	533.7	544.8	553.2
Weighted average number of common shares outstanding - diluted	528.6	526.6	535.6	546.4	554.3
Net income (loss) per common share - basic	$0.36	$(0.83)	$1.78	$1.38	$1.15
Net income (loss) per common share - diluted	$0.35	$(0.83)	$1.77	$1.37	$1.15
Comprehensive income (loss) per common share - basic	$0.37	$(0.97)	$1.34	$1.17	$1.28
Comprehensive income (loss) per common share - diluted	$0.37	$(0.97)	$1.33	$1.16	$1.28
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
GAAP net interest income:
Interest income	$293	$249	$557	$235	$364
Interest expense	14	17	29	52	62
GAAP net interest income	279	232	528	183	302
TBA dollar roll income, net [3,4]	175	162	154	176	155
Interest rate swap periodic cost, net [3,8]	(13)	(19)	(12)	(7)	(13)
Adjusted net interest and dollar roll income	441	375	670	352	444
Operating expense	(22)	(22)	(24)	(25)	(21)
Net spread and dollar roll income	419	353	646	327	423
Dividend on preferred stock	25	25	25	25	25
Net spread and dollar roll income available to common stockholders	394	328	621	302	398
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	2	71	(213)	107	50
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$396	$399	$408	$409	$448

Weighted average number of common shares outstanding - basic	526.7	526.6	533.7	544.8	553.2
Weighted average number of common shares outstanding - diluted	528.6	528.3	535.6	546.4	554.3
Net spread and dollar roll income per common share - basic	$0.75	$0.62	$1.16	$0.55	$0.72
Net spread and dollar roll income per common share - diluted	$0.75	$0.62	$1.16	$0.55	$0.72
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.75	$0.76	$0.76	$0.75	$0.81
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.75	$0.76	$0.76	$0.75	$0.81

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income/(loss)	$212	$(411)	$975	$775	$662
Book to tax differences:
Premium amortization, net	(45)	1	(269)	44	(11)
Realized gain/loss, net	(342)	43	(1,494)	(548)	(472)
Net capital loss/(utilization of net capital loss carryforward)	(141)	52	89	—	—
Unrealized (gain)/loss, net	358	152	545	(121)	354
Other	3	5	(10)	5	—
Total book to tax differences	(167)	253	(1,139)	(620)	(129)
REIT taxable income (loss)	45	(158)	(164)	155	533
REIT taxable income attributed to preferred stock	—	—	—	25	25
REIT taxable income (loss), attributed to common stock	$45	$(158)	$(164)	$130	$508
Weighted average common shares outstanding - basic	526.7	526.6	533.7	544.8	553.2
Weighted average common shares outstanding - diluted	528.6	526.6	533.7	546.4	554.3
REIT taxable income (loss) per common share - basic	$0.09	$(0.30)	$(0.31)	$0.24	$0.92
REIT taxable income (loss) per common share - diluted	$0.09	$(0.30)	$(0.31)	$0.24	$0.92

Beginning net capital loss carryforward	$141	$89	$—	$—	$—
Increase (decrease) in net capital loss carryforward	(141)	52	89	—	—
Ending net capital loss carryforward	$—	$141	$89	$—	$—
Ending net capital loss carryforward per common share	$—	$0.27	$0.17	$—	$—

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$293	$249	$557	$235	$364
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	2	71	(213)	107	50
TBA dollar roll income - implied interest income [3,6]	142	139	116	129	114
Economic interest income, excluding "catch-up" premium amortization	437	459	460	471	528
Economic interest benefit (expense):
Repurchase agreements and other debt - GAAP interest expense	(14)	(17)	(29)	(52)	(62)
TBA dollar roll income - implied interest benefit (expense) [3,5]	33	23	38	47	41
Interest rate swap periodic cost, net [3,8]	(13)	(19)	(12)	(7)	(13)
Economic interest benefit (expense)	6	(13)	(3)	(12)	(34)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$443	$446	$457	$459	$494

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.30%	1.73%	3.78%	1.64%	2.28%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.02%	0.50%	(1.45)%	0.75%	0.31%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.32%	2.23%	2.33%	2.39%	2.59%
TBA securities - average implied asset yield [6]	1.88%	1.98%	1.44%	1.53%	1.64%
Average asset yield, excluding "catch-up" premium amortization [7]	2.16%	2.15%	2.02%	2.07%	2.30%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	0.12%	0.13%	0.21%	0.38%	0.40%
TBA securities - average implied funding (benefit) cost [5]	(0.42)%	(0.33)%	(0.48)%	(0.54)%	(0.58)%
Average cost of funds, before interest rate swap periodic cost, net [7]	(0.10)%	(0.03)%	(0.04)%	0.02%	0.09%
Interest rate swap periodic cost, net [10]	0.07%	0.09%	0.06%	0.03%	0.06%
Average total cost of funds [9]	(0.03)%	0.06%	0.02%	0.05%	0.15%
Average net interest spread, excluding "catch-up" premium amortization	2.19%	2.09%	2.00%	2.02%	2.15%

AGNC Investment Corp.
October 25, 2021

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$53,395	$57,757	$63,122	$64,615	$66,278
Other Agency MBS, at fair value - as of period end	$348	$384	$434	$516	$601
Credit risk transfer securities, at fair value - as of period end	$1,072	$1,105	$1,073	$737	$653
Non-Agency MBS, at fair value - as of period end	$578	$553	$868	$546	$512
Total investment securities, at fair value - as of period end	$55,393	$59,799	$65,497	$66,414	$68,044
Total investment securities, at cost - as of period end	$54,112	$58,379	$63,975	$63,701	$65,024
Total investment securities, at par - as of period end	$52,223	$56,309	$61,454	$61,270	$62,449
Average investment securities, at cost	$50,866	$57,420	$58,948	$57,194	$63,893
Average investment securities, at par	$49,077	$55,246	$56,641	$54,983	$61,398
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$28,741	$27,689	$24,779	$31,479	$29,536
Net TBA portfolio - as of period end, at cost	$28,912	$27,611	$25,355	$31,204	$29,460
Net TBA portfolio - as of period end, carrying value	$(171)	$79	$(576)	$275	$76
Average net TBA portfolio, at cost	$30,312	$28,082	$32,022	$33,753	$27,785
Average repurchase agreements and other debt [13]	$45,847	$52,374	$54,602	$53,645	$61,008
Average stockholders' equity [14]	$10,638	$11,103	$11,312	$10,918	$10,527
Tangible net book value per common share [1]	$16.41	$16.39	$17.72	$16.71	$15.88
Tangible net book value "at risk" leverage - average [15]	7.5:1	7.6:1	8.0:1	8.4:1	8.9:1
Tangible net book value "at risk" leverage - as of period end [16]	7.5:1	7.9:1	7.7:1	8.5:1	8.8:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.25%	3.28%	3.40%	3.64%	3.73%
Average asset yield	2.30%	1.73%	3.78%	1.64%	2.28%
Average asset yield, excluding "catch-up" premium amortization	2.32%	2.23%	2.33%	2.39%	2.59%
Average coupon - as of period end	3.15%	3.19%	3.23%	3.39%	3.59%
Average asset yield - as of period end	2.48%	2.42%	2.39%	2.33%	2.56%
Average actual CPR for securities held during the period	22.5%	25.7%	24.6%	27.6%	24.3%
Average forecasted CPR - as of period end	10.7%	11.6%	11.3%	17.6%	15.9%
Total premium amortization (cost) benefit, net	$(106)	$(202)	$77	$(266)	$(209)
TBA securities:
Average coupon - as of period end [17]	2.41%	2.50%	2.35%	1.98%	2.06%
Average implied asset yield [6]	1.88%	1.98%	1.44%	1.53%	1.64%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.16%	2.15%	2.02%	2.07%	2.30%
Cost of funds:
Repurchase agreements - average funding cost	0.12%	0.13%	0.21%	0.38%	0.40%
TBA securities - average implied funding cost (benefit) [5]	(0.42)%	(0.33)%	(0.48)%	(0.54)%	(0.58)%
Interest rate swaps - average periodic expense, net [10]	0.07%	0.09%	0.06%	0.03%	0.06%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic expense, net [7,9]	(0.03)%	0.06%	0.02%	0.05%	0.15%
Repurchase agreements - average funding cost as of period end	0.12%	0.11%	0.15%	0.24%	0.37%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.12%	0.12%	0.16%	0.07%	0.07%
Net interest spread:
Combined investment and TBA securities average net interest spread	2.17%	1.75%	2.95%	1.55%	1.94%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.19%	2.09%	2.00%	2.02%	2.15%
Expenses % of average stockholders' equity - annualized	0.83%	0.79%	0.85%	0.92%	0.80%
Economic return (loss) on tangible common equity - unannualized [19]	2.3%	(5.5)%	8.2%	7.5%	8.8%

AGNC Investment Corp.
October 25, 2021

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes net TBA dollar roll position and forward settling securities.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 26, 2021 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
October 25, 2021

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2021 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 26, 2021. In addition, there will be a phone recording available one hour after the call on October 26, 2021 through November 9, 2021. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10160332.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in MBS spreads to benchmark interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, any of which may be materially impacted by changes in the Federal Reserve’s bond buying program or other monetary policy changes, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."

AGNC Investment Corp.
October 25, 2021

"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.